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                                                                   Exhibit 10.4

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.




                                SUBORDINATED NOTE



                                                                    $ 13,500,000

         Linens 'n Things, Inc., a Delaware corporation (the "Issuer"), for value received hereby promises to pay to Nashua Hollis CVS, Inc., a New Hampshire corporation (the "Holder" or "Nashua Hollis"), and its successors, transferees and assigns the principal sum of US$13,500,000 on December 2, 2000, together with all interest accrued and unpaid hereon as of such date.

         The principal amount of this Note shall be subject to reduction to the extent provided in the following paragraphs (a) and (b) hereunder:

         (a) In the event that the sum of (1) the excess, if any, of Aggregate Cash Proceeds (including, without limitation, the proceeds received by the CVS Group from the Initial Public Offering) over Transaction Expenses received by the CVS Group as of any date on or prior to December 31, 1997 plus
(2) if such date is December 31, 1997, the Aggregate Market Value of the Common Stock, if any, held by the CVS Group on December 31, 1997:

         (i) exceeds $375,000,000, the principal amount hereof then outstanding will be reduced on such date by $5,000,000;

         (ii) exceeds $400,000,000, the principal amount hereof then outstanding will be reduced on such date by $2,500,000 (the reduction pursuant to this clause (ii) to be in addition to the amount of the reduction in principal amount effected pursuant to clause (i) of this paragraph); and

         (iii) exceeds $450,000,000, the principal amount hereof then outstanding will be reduced on such date by $2,500,000 (the reduction pursuant to this clause (iii) to be in addition to the amount of the reduction in
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   principal amount effected pursuant to clauses (i) and (ii) of this paragraph);

provided that (x) only one reduction may be made under each of clauses (i), (ii) and (iii) above, and (y) the foregoing provisions of this paragraph (a) will not reduce the amount of (or affect the Issuer's obligation to pay) interest accrued and unpaid on this Note as of such date.

         (b) In the event that the Aggregate Cash Proceeds as of any date subsequent to the closing of the Initial Public Offering but prior to January 1, 1998 from any public or private sale of Common Stock (excluding for purposes of this clause (b) shares sold in the Initial Public Offering) exceeds the amount equal to the number of shares sold in such sale (the "Post-IPO Sold Shares") multiplied by $16.00 (such excess, the "Appreciated Amount"), the principal amount hereof then outstanding will be reduced on such date by (i) 50% of the portion of the Adjusted Proceeds Amount (as defined below) up to the product of $2.00 times the aggregate number of such Post-IPO Sold Shares plus (ii) 65% of the portion, if any, of the Adjusted Proceeds Amount in excess of the product of $2.00 times the aggregate number of Post-IPO Sold Shares; provided that (x) the foregoing provisions of this paragraph will not reduce the amount of (or effect the Issuer's obligation to pay) interest accrued and unpaid on this Note as of such date and (y) at no time shall the reductions pursuant to this paragraph (b) in the aggregate exceed $3,500,000. As used herein, "Adjusted Proceeds Amount" means, with respect to any Post-IPO Sold Shares sold on any date, the Appreciated Amount with respect thereto minus the portion of the Transaction Expenses that bears the same proportion to the total Transaction Expenses from such sale as the Appreciated Amount bears to the Aggregate Cash Proceeds from such sale, further reduced by an amount equal to the hypothetical tax on such sum calculated at the combined effective federal and state rate for the CVS Group.

         Notwithstanding anything else in the foregoing paragraphs (a) and (b), at no time shall the principal amount hereof outstanding be reduced to less than zero. The Holder agrees that at the time of any reduction of the principal amount of this Note pursuant to paragraph (a) or (b) above, the Holder will be a shareholder of the Issuer.

         By its acceptance of this Note, the Holder agrees to notify the Issuer promptly in writing of each principal reduction effected on any date pursuant to the preceding paragraphs (a) and (b) (and will furnish to the Issuer in reasonable detail information with respect to such reductions).

         The Issuer promises to pay interest, quarterly in arrears, on February 2, May 2, August 2 and November 2 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each, an "Interest Payment Date") of each year in which this Note remains outstanding, commencing with February 2, 1997, on the unpaid principal sum hereof outstanding at the rate per annum set forth below from the most recent Interest Payment Date to which interest has been paid on this Note, or if no interest has been paid on this Note, from December 2, 1996, until payment in full of the principal sum hereof has been made. Interest shall accrue each day on the unpaid principal sum

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hereof outstanding on such day at a rate per annum equal to the sum of (x) LIBOR plus (y) the Applicable Margin for such day (the "Interest Rate"); provided that, subject to Section 4.2(a), interest on overdue principal shall accrue each day that such overdue principal payment remains unpaid at a rate per annum of 2% above the Interest Rate for such day (the "Overdue Rate"), and interest on overdue installments of interest, to the extent lawful, shall accrue each day that such overdue interest payment remains unpaid at the Overdue Rate for such day. Interest hereon shall be computed on the basis of a year of 360 days of twelve 30-day months and paid on the basis of the actual number of days elapsed.

         The Issuer may at any time (but shall not be obligated to) prepay in whole or in part the unpaid principal amount hereof then outstanding, together with interest accrued and unpaid on this Note to (but excluding) the date of prepayment, without any prepayment penalty or charge.

         All payments of principal and interest by the Issuer hereunder shall be made by wire transfer of immediately available funds to the Holder's account at a bank in the United States specified by the Holder in writing to the Issuer in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The issuance of this Subordinated Note arose as follows in connection with elimination of intercompany balances as of the closing of the Initial Public Offering. CVS New York, Inc. (formerly Melville Corporation), a New York corporation ("CVS NY"), made an intercompany loan of $13,500,000 to Nashua Hollis. Nashua Hollis loaned such funds to the Issuer in exchange for this Subordinated Note. The Issuer loaned such funds to LNT, Inc. in exchange for a note dated the date hereof made by LNT, Inc. LNT, Inc. used such funds to repay an intercompany loan to CVS NY.

   The Issuer agrees to issue to the Holder or any transferee of the Holder from time to time a replacement Note or Notes in the form hereof and in such denominations as such Person may request to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Issuer, the Issuer also agrees to issue replacement Notes for Notes which have been lost, stolen, mutilated or destroyed.

         The Issuer shall keep at its principal office a register (the "Register") in which shall be entered the names and addresses of the Holders of Notes and particulars of the respective Notes held by such Holders and of all transfers of such Notes. References to the "Holder" or "Holders" shall mean the Person listed in the Register as the payee of any Note unless the payee shall have presented


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such Note to the Issuer for transfer and the transferee shall have been entered in the Register as a subsequent holder, in which case the term shall mean such subsequent holder. The ownership of the Notes shall be proven by the Register. For the purpose of paying interest and principal on the Notes, the Issuer shall be entitled to rely on the names and addresses in the Register and notwithstanding anything to the contrary contained in this Note, no Event of Default shall occur under Section 3.1(a) or 3.1(b) if payment of interest and principal is made in accordance with the names and addresses and particulars contained in the Register.

         Section 1. Certain Terms Defined. (a) The following terms for all purposes of this Note shall have the respective meanings specified below.

         "Aggregate Cash Proceeds" means, on any date on or prior to December 31, 1997, the aggregate cash proceeds received by the CVS Group as of such date from public or private sales by the CVS Group of equity securities of the Issuer to any Person that is not an Affiliate of CVS.

         "Aggregate Market Value" of the Common Stock, if any, held by the CVS Group on December 31, 1997 means (i) the average of the Current Market Price of the Common Stock for the ten trading days prior to and ending on December 31, 1997 times (ii) the number of shares of Common Stock, if any, held by the CVS Group on December 31, 1997.


         "Applicable Margin" has the meaning assigned to such term in the Credit Agreement, without giving effect to any amendment or modification thereof after the date hereof and whether or not the Credit Agreement remains in effect.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized by law to close.

         "Collection Action" means (a) to demand or sue for (including, without limitation, by set-off, counterclaim or in any other manner) the whole or any part of any moneys which may now or hereafter be owing by the Issuer with respect to the Subordinated Obligations, (b) to initiate or participate with others in any suit, action or proceeding


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against the Issuer, to (i) enforce payment of or to collect the whole or any part of the Subordinated Obligations or (ii) commence enforcement of any of the rights and remedies under the Note or applicable law with respect to the Subordinated Obligations, or (c) to accelerate any Subordinated Obligations.

         "Common Stock" means the Issuer's common stock, $0.01 par value per share.

         "Credit Agreement" means the Credit Agreement dated as of December 2, 1996 among the Issuer, the subsidiary borrowers party thereto, the lenders party thereto and The Bank of New York ("BNY"), as agent thereunder, as the same may be amended or supplemented from time to time.

         "Current Market Price" of publicly traded shares of Common Stock on any trading day means the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is then listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Issuer on such trading day.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money (including accrued and unpaid interest thereon and any premium with respect thereto), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person in respect of letters of credit, bankers' acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of such Person as lessee which are capitalized in accordance with generally accepted


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accounting principles, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would become an Event of Default.

         "Event of Default" means any event or condition specified as such in
Section 3.1.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt for the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Initial Public Offering" means the sale by Nashua Hollis of Common Stock in an initial public offering consummated on December 2, 1996 through underwriters led by CS First Boston and Donaldson, Lufkin & Jenrette Securities Corporation.

                  "LIBOR" means, with respect to any period from and including an Interest Payment Date through but excluding the next succeeding Interest Payment Date, the rate of interest per annum (rounded, if necessary, to the nearest 1/16 of 1% then to the next higher 1/16 of 1%, equal to a fraction, the numerator of which is the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 of 1%) of the offered rates for deposits in Dollars in an amount approximately equal to the aggregate principal amount approximately equal to the aggregate principal amount outstanding hereunder and having a three month maturity quoted two Eurodollar Business Days (as defined in the Credit Agreement) prior to the first day of such period to leading banks in the interbank eurodollar market as such rates appear on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the "LIBO" pages on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 A.M. (New York City time) on such date, and the denominator of which is an amount equal to 1.00 minus the aggregate of the then stated maximum rates during such period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency liabilities.

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         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Note, the Issuer shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such asset.

         "Material Debt" means (i) all Debt of the Issuer and/or one or more of its Subsidiaries under the Credit Agreement, and (ii) any other Debt (other than (a) the Notes, (b) Debt of the Issuer owed to any Subsidiary or (c) Debt of any Subsidiary owed to the Issuer or any other Subsidiary) of the Issuer and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an outstanding principal amount exceeding $2,500,000 individually or in the aggregate, whether such Debt exists as of the date hereof or shall hereafter be created.
         "Material Subsidiaries" means each of Bloomington MN., L.T., Inc., Rockford L.T., Inc. and LNT, Inc.
         "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Senior Debt" means (a) all principal, premium, reimbursement obligations in respect of any letters of credit, and interest (including, without limitation, any interest ("Post-Petition Interest") which accrues (or which would accrue but for any such immediately hereafter mentioned case, proceeding or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer or any other Borrower (as defined in the Credit Agreement) (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) under the Credit Agreement or in respect of the notes evidencing amounts outstanding under the Credit


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Agreement, (b) any renewals, refinancings, extensions or increases of any of the foregoing (or any portion thereof) (including Post-Petition Interest) and (c) all fees, expenses, indemnities and all other amounts payable by the Issuer or any other Borrower thereunder or with respect thereto, including under any other Loan Document (as defined in the Credit Agreement); provided that the aggregate principal amount of Senior Debt shall not exceed $175,000,000.

         "Stockholder Agreement" means the Stockholder Agreement dated as of December 2, 1996 among CVS, the Issuer and Nashua Hollis.

         "Subordinated Obligations" has the meaning set forth in Section 4.1.

         "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Trade Payables" means accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by the Issuer or any Subsidiary of the Issuer in the ordinary course of business in connection with the obtaining of materials or services.

         "Transaction Expenses" means, on any date, any underwriting discounts or commissions, any placement or selling agent fees, and all other transaction fees and expenses (including, without limitation, reasonable fees and expenses of counsel, accountants and financial advisers) incurred by the CVS Group as of such date in connection with any public or private sales by the CVS Group of equity securities of the Issuer to any Person that is not an Affiliate of the CVS Group.

         (b) Capitalized terms not otherwise defined herein are used herein as defined in the Stockholder Agreement.

         Section 2.1 Payment of Principal and Interest. Subject to Section 4.2(c), no provision of this Note shall alter or impair the obligations of the Issuer, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, times, and rate, and in the currency, herein prescribed.

         Section 3.  Events of Default and Remedies.

         Section 3.1. Event of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:


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         (a) default in the payment of any interest upon the Note as and when the same shall become due and payable, and continuance of such default for a period of 10 days; or

         (b) default in the payment of all or any part of the principal of the Note as and when the same shall become due and payable, at maturity, by declaration or otherwise; or
         (c) (i) there shall have occurred with respect to any Senior Debt or, if all amounts owed by the Issuer and/or one or more of its Subsidiaries in respect of the Senior Debt shall have been paid in full and the commitments to provide credit thereunder shall have been terminated, with respect to any other Material Debt, whether such Debt now exists or shall hereafter be created, an event of default which has caused the holder(s) thereof (or agent or other representative of such holder(s)) to declare such Debt to be due and payable prior to its stated maturity and such Debt has not been discharged in full, or (ii) the Issuer or any of its Subsidiaries shall have failed to make any payment in respect of any Senior Debt or, if all amounts owed by the Issuer and/or one or more of its Subsidiaries in respect of the Senior Debt shall have been paid in full and commitments to provide credit thereunder shall have been terminated, in respect of any other such Material Debt, at stated final maturity thereof; or
         (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any of its Material Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any of its Material Subsidiaries or for any substantial part of the property of the Issuer or any of its Material Subsidiaries or ordering the winding up or liquidation of the affairs of the Issuer or any of its Material Subsidiaries, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (e) the Issuer or any of its Material Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking


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   possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any of its Material Subsidiaries or for any substantial part of the property of the Issuer or any of its Material Subsidiaries, or the Issuer or any of its Material Subsidiaries shall make any general assignment for the benefit of creditors;

then, and in each and every such case (other than an Event of Default specified in Section 3.1(d) or 3.1(e) hereof), unless the principal of all the Notes shall have already become due and payable, the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Issuer (the "Acceleration Note"), may declare the entire principal amount of the Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default specified in Section 3.1(d) or 3.1(e) occurs, the principal of and accrued interest on the Notes shall become and be immediately due and payable without any declaration or other act on the part of any Holder.

         The Issuer shall promptly upon receipt of an Acceleration Notice provide written notice to BNY or any successor agent or other representative under the Credit Agreement (or other agreement evidencing Senior Debt) of the receipt of such Acceleration Notice.

         The Issuer shall deliver to each Holder of a Note, within five days after any officer of the Issuer obtains actual knowledge of any Default, a certificate of the chief financial officer or the chief accounting officer of the Issuer setting forth the details thereof and the action which the Issuer is taking or proposes to take with respect thereto.

         Section 3.2. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of the Holders to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair


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any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

         Section 3.3. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of all Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past Default or Event of Default hereunder and its consequences. In the case of any such waiver, the Issuer and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Default or Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of the Notes; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         Section 4.  Subordination.

         Section 4.1. Notes Subordinated to Senior Debt. The Issuer and the Holder agree for the benefit of the Senior Debt that all indebtedness evidenced by this Note, including principal, premium, if any, and interest, and all other amounts payable to the Holder hereunder (including, for all purposes of this Note, any payment in respect of purchase or other acquisition hereof) (collectively, the "Subordinated Obligations") shall, to the extent hereinafter set forth, be subordinate and junior to the prior payment in full of all Senior Debt.

         This Section will constitute a continuing offer to all persons who, in reliance upon its provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees under this Section and they and/or each of them may enforce its provisions.

         Section 4.2. No Payment on Notes in Certain Circumstances. (a) If any default in the payment of any principal of or interest on or any other amount due in connection with any Senior Debt when due and payable, whether at maturity, upon any redemption, by declaration or otherwise, occurs and is continuing, no payment shall be


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made by the Issuer with respect to the principal of or interest on the Notes, or to acquire any of the Notes for cash or property, unless and until such default has been cured or waived in writing.

         (b) If any default or event of default (other than a default or event of default in payment of the principal of or interest on or any other amount due in connection with any Senior Debt) occurs and is continuing with respect to any Senior Debt (or if any such default or event of default would result upon any payment with respect to the Subordinated Obligations), as such default or event of default is defined in the instruments evidencing such Senior Debt or under which it is outstanding, and if written notice (the "Blockage Notice") of the default or event of default is given to the Issuer by the holders of such Senior Debt (or the agent or other representative thereof) then, unless and until such default or event of default has been cured or waived in writing, no payment will be made by the Issuer with respect to the Subordinated Obligations or to acquire any of the Notes for cash, property or securities other than capital stock of the Issuer; provided that this paragraph (b) will not prevent the making of any payment for a period (the "Blockage Period") of more than 180 days after the date the Blockage Notice is given unless such Senior Debt in respect of which such default or event of default exists has been declared due and payable in its entirety within that period and that declaration has not been rescinded. If such Senior Debt is not declared due and payable within 180 days after the giving of the Blockage Notice, promptly after the end of the 180-day period the Issuer will pay all sums not paid during the 180-day period because of this paragraph
(b) unless Section 4.2(a) is then applicable. During any period of 360 consecutive days only one such period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of such period may not exceed 180 days. For all purposes of this Section 4.2(b), no default or event of default which existed or was continuing under the Credit Agreement to which the Blockage Period relates on the date such Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Blockage Period by the holder or holders of such Senior Debt (or the agent or other representative thereof)

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unless such default or event of default is cured or waived for a period of not less than 90 consecutive days.

         (c) If on any Interest Payment Date any default or event of default in connection with any Senior Debt has occurred and is continuing, accrued but unpaid interest due on such Interest Payment Date in respect of any Note will be automatically converted into principal and the principal amount of the Note will be automatically deemed increased (without any action on the part of the Holder or the Issuer) on such Interest Payment Date by the amount of such accrued and unpaid interest, whereupon no interest hereon will be deemed due on such date.

         (d) If, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities is received by the Holders on account of the Subordinated Obligations when such payment or distribution is prohibited by Section 4.2(a) or 4.2(b), such payment or distribution will be received and held in trust for and will be paid over to the holders of the Senior Debt then due and payable and remaining unpaid or unprovided for (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives for application to the payment of such Senior Debt until all such Senior Debt has been indefeasibly paid in full or provided for in cash or cash equivalents, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders of such Senior Debt.

         Section 4.3. Notes Subordinated to Prior Payment of all Senior Debt on Dissolution, Liquidation or Reorganization. (a) Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, upon any dissolution, winding up, liquidation or reorganization of the Issuer (whether voluntary or involuntary or in bankruptcy, insolvency, receivership or similar proceeding related to the Issuer or its property or upon an assignment for the benefit of creditors or otherwise):

         (i) the holders of all Senior Debt will first be entitled to receive indefeasible payment in full or provision for payment in full in cash or cash equivalents of the principal of and interest due on Senior Debt and other amounts due in connection with Senior Debt (including interest accruing subsequent to an event specified in Section 3.1(d) or 3.1(e) at the applicable rate(s) provided for in the documents governing such Senior Debt, whether or not such interest is an allowed claim enforceable against the debtor in a Bankruptcy case under Title 11 of the United States Code) before the Holders are entitled to receive any payment on account of the principal of or interest on the Notes;

         (ii) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders would be entitled but for the provisions of this Section will be paid by the liquidating trustee or agent or other

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   person making such a payment or distribution directly to the holders of
   Senior Debt or their representatives to the extent necessary to make indefeasible payment in full or provision for payment in full in cash or cash equivalents of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt; and

         (iii) if, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities is received by the Holders on account of the Subordinated Obligations when such payment or distribution is prohibited by this Section 4.3, such payment or distribution will be received and held in trust for and will be paid over to the holders of the Senior Debt then due and payable and remaining unpaid or unprovided for (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives for application to the payment of such Senior Debt until all such Senior Debt has been indefeasibly paid in full or provided for in cash or cash equivalents, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders of such Senior Debt.

         (b) The Issuer will give prompt written notice to the Holders of any dissolution, winding up, liquidation or reorganization of it or any assignment for the benefit of its creditors and of any default or event of default in respect of Senior Debt and any of the delivery of any Blockage Notice.

         (c) For purposes of this Section, the words "cash, property or security" shall not be deemed to include (i) shares of capital stock of the Issuer as reorganized or readjusted, (y) securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Notes, to the payment of all Senior Debt then outstanding or (z) any payment or distribution of securities of the Issuer or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect has been given, to subordination of the Notes to Senior Debt and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or similar law.

         Section 4.4. Holders to be Subrogated to Rights of Holders of Senior Debt. Following the indefeasible payment in full or provision for payment in full of all Senior Debt, the

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
Holders will be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Debt until all principal, interest and other amounts owing on the Notes have been paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Debt by or on behalf of the Issuer or by or on behalf of the Holders by virtue of this Section which otherwise would have been made to the Holders will, as between the Issuer and the Holders, be deemed to be payment by the Issuer to or on account of the Senior Debt, it being understood that the provisions of this Section are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

         Section 4.5. Obligations of the Issuer Unconditional. Subject to the last sentence of this Section 4.5, nothing contained in this Section or elsewhere in the Notes is intended to or will impair, as between the Issuer and the Holders, the obligations of the Issuer, which are absolute and unconditional, to pay to the Holders the Subordinated Obligations as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holders and creditors of the Issuer other than the holders of the Senior Debt, nor will anything herein or therein prevent any Holder from exercising all remedies otherwise permitted by applicable law upon Default under the Notes, subject to the rights if any, under this Section of the holders of Senior Debt in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy. Without limiting the generality of the foregoing, nothing contained in Section 4 will restrict the right of the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 3.1 or to pursue any rights or remedies hereunder. Notwithstanding the foregoing, the Holders hereby agree for the benefit of the holders of the Senior Debt that they shall not take any Collection Actions (x) during any Blockage Period in effect under
Section 4.2(b) or (y) in the case of a default in respect of Senior Debt referred to in Section 4.2(a), until the earlier of (i) the date such default has been cured or waived in writing and (ii) expiration of 180 days from (and including) the date such default occurred.

         Section 4.6. Subordination Rights not Impaired by Acts or Omissions of the Issuer or Holders of Senior Debt. No right of any present or future holders of any Senior Debt to enforce subordination as provided herein will at any time


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in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act by any such holder, or by any noncompliance by the Issuer with the terms of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Issuer, all without affecting the liabilities and obligations of the Holders. No amendment to these provisions will be effective against the holders of the Senior Debt who have not consented thereto in writing.

         Section 4.7. Not to Prevent Events of Default. The failure to make a payment on account of the Subordinated Obligations by reason of any provision of this Section will not, subject to Section 4.2(c), be construed as preventing the occurrence of an Event of Default.

         Section 4.8. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Issuer referred to in
Section 4.3, the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to
Section 4.3 of this Note.

         Section 4.9. Subordination Provisions Binding on Holder and its Successors and Assigns. The subordination provisions hereof shall be binding upon any holder of Subordinated Obligations and upon the successors and assigns of the Holder; and all references herein to the Holder shall be deemed to include any successor or successors, whether immediate or remote, to the Holder.

         Section 4.10. Right to File a Claim. If a proper claim or proof of debt in the form required in an insolvency or liquidation proceeding is not filed by or on behalf of all Holders prior to 30 days before the expiration of the time to file such claim or proofs, then the holders or a representative of any Senior Debt of the Issuer are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of the Holders.

         Section 5. Modification. Subject to Section 4, the Notes, may be modified with the written consent of the Issuer and of the Holders of a majority in aggregate principal amount of all Notes at the time outstanding. Subject to
Section 3.1 and 3.3, the Holders of a majority in aggregate principal amount of all Notes at the time outstanding may waive compliance by the Issuer with any provision of the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver of any provision of the Notes may not (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver, (2) reduce the rate or extend the time for payment of interest on any Note, (3) reduce the principal amount of or extend the fixed maturity of any Note or (4) make any Note payable in money or property other than as stated in the Notes.

         Section 6. Assignment. The Holder may not at any time any Senior Debt remains outstanding assign or otherwise transfer all or any portion of its rights and obligations under this Note (except to CVS or a Subsidiary of CVS) without the prior written consent of the required holders of such Senior Debt (or the agent or representative thereof). Any Subsidiary to whom this Note is assigned or otherwise transferred may only remain a Holder for so long as such Subsidiary is a Subsidiary of CVS.

         Section 7. Miscellaneous. This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Holder of this Note by acceptance of this Note agrees to be bound by the provisions (including the subordination provisions) of this Note which are expressly binding on such Holder. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver as provided under the Notes, Notes which are owned by the Issuer or any Subsidiary or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; it being understood that any Notes owned by the CVS Group shall be deemed outstanding for purposes of making such a determination. The Section headings herein are for convenience only and shall not affect the construction hereof.


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
   IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed on the date indicated below.

Date: December 2, 1996


                                 Linens 'n Things, Inc.



                                 By: WILLIAM T. GILES
                                     ------------------------
                                 Name: William T. Giles
                                 Title: Vice President


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